CLARIVATE PLC
2019 INCENTIVE AWARD PLAN

AMENDMENT TO THE 2022 PERFORMANCE SHARE UNIT GRANT NOTICE AND PERFORMANCE SHARE UNIT AGREEMENT (“AMENDMENT”)
WHEREAS:
1. Clarivate Plc (the “Company”) sponsors the Clarivate PLC 2019 Incentive Award Plan (the “Plan”);
2. The Participant received a Performance Share Unit Grant Notice (the “Notice”) with the Performance Share Unit Agreement attached as Exhibit A (the “Unit Agreement”) and the Calculation of PSUs that will Vest attached as Exhibit B (the “Calculation”);
3. Section 4.5 of the Unit Agreement authorizes the Company to adjust, modify, or terminate outstanding Performance Share Unit awards in certain events as provided under the Unit Agreement and the Plan;
4. The Participant accepted the terms of the Unit Agreement on ______, 2022;
5. The Administrator desires to amend the Notice, the Unit Agreement and the Calculation by modifying the Performance Measures set forth therein with respect to the Second Measurement Period (as defined in this Amendment) beginning on January 1, 2023 and ending on December 31, 2024; and
6. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Plan, Notice, Unit Agreement or Calculation.
NOW, THEREFORE, the Participant and Company hereby agree that the Notice, Unit Agreement and Calculation are hereby amended, effective January 1, 2023, as follows:
1.Section 2.1(a) of the Unit Agreement is hereby amended by deleting it in its entirety and replacing with the following:
“(a) Vesting. The “Performance Period” means the three-year period beginning on January 1, 2022 and ending on December 31, 2024. The Performance Period consists of two “Measurement Periods”. The First Measurement Period begins on January 1, 2022 and ends on December 31, 2022 (the “First Measurement Period”). The Second Measurement Period begins on January 1, 2023 and ends on December 31, 2024 (the “Second Measurement Period”). Subject to Section 2.1(e) below, the PSUs will vest to the extent the performance objectives described in Sections 2.1(b)(A) below (together, the “Measurement Period Performance Objectives”) are satisfied with respect to each Measurement Period, with the two components of the Measurement Period Performance Objectives for each Measurement Period equally weighted at fifty percent (50%). Following the conclusion of the Performance Period, the vesting percentages for the two Measurement Periods will be averaged to determine the actual percentage of the PSUs that will vest under this Agreement (such resulting percentage, the “Three-Year Average Percent”). Thereafter, the performance modifier described in Section 2.1(b)(B) below will be applied to that number of PSUs that would otherwise have vested based on the Three-Year Average Percent (the performance objectives described in Sections 2.1(b)(A) and 2.1(b)(B) below, the “Performance Objectives”). The resulting number of PSUs will thereafter become vested and free of restrictions in accordance with Sections 2.1(c) and 2.1(d) below.”

2.Section 2.1(b) of the Unit Agreement is hereby amended by deleting the first paragraph thereto in its entirety and replacing with the following:
        “(b)     Performance Objectives.

(A) The Administrator has established Measurement Period Performance Objectives for the PSUs as follows:

•For the First Measurement Period to be Consolidated Revenue (as defined below) and Adjusted EBITDA Margin % (as defined below) of the Company during such First Measurement Period. The numerical goals for Consolidated Revenue and Adjusted EBITDA Margin % will be provided to the Participant in a separate written communication from the Company (the “Metrics Summary”).

•For the Second Measurement Period to be Adjusted EPS (as defined below) of the Company during the Second Measurement Period and Adjusted EBITDA (as defined below) of the Company during the Second Measurement Period. The numerical goals for Adjusted EPS and Adjusted EBITDA will be provided to the Participant in the Metrics Summary.
(B) In addition to the Measurement Period Performance Objectives set forth above, for the Performance Period, the performance modifier shall be the total shareholder return (“TSR”) of the Company compared to the companies that are included in the Standard & Poor’s 500 Index (the “S&P 500 Index”) at the beginning of the TSR Rank Measurement Period (as defined below) (the “Three-Year TSR Modifier”). The numerical goals for the Three-Year TSR Modifier will be provided to the Participant in the Metrics Summary.
(C) Definitions.”
3.Section 2.1(b)(i) (definition of “Consolidated Revenue Growth”) of the Unit Agreement is hereby amended by deleting it in its entirety and replacing with the following:
“Consolidated Revenue” is calculated consistent with how the Company calculates its consolidated revenue and reports in the Company’s Annual Report on Form 10-K for each applicable year during the Performance Period. For purposes of the PSUs, Consolidated Revenue performance targets are as described further on Exhibit B attached hereto. Consolidated Revenue numerical goals for the applicable Measurement Period will be adjusted by the Administrator, in its discretion, to reflect the pro forma impact of acquisitions or divestitures by the Company during such Measurement Period.”
4.Section 2.1(b)(ii) (definition of “Adjusted EBITDA Margin %”) of the Unit Agreement is hereby amended by deleting it in its entirety and replacing with the following:

“Adjusted EBITDA Margin %” is calculated consistent with how the Company calculates adjusted EBITDA margin % as reported in the Company’s Annual Report on Form 10-K for each applicable year during the Performance Period. For purposes of the PSUs, Adjusted EBITDA Margin % performance targets are as described further on Exhibit B attached hereto. Adjusted EBITDA Margin % will be Adjusted EBITDA Margin % for the First Measurement Period. Adjusted EBITDA Margin % for the applicable Measurement Period may be adjusted by the Administrator, in its discretion, to reflect the impact of acquisitions or divestitures by the Company during each such Measurement Period.”

5.Section 2.1(b) of the Unit Agreement is hereby amended by renumbering the subsection including the definition of “Target Number of Units Granted” as 2.1(b)(C)(iv).
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6.Section 2.1(b) of the Unit Agreement is hereby amended by including new subsections (v) and (vi) as follows:
“(v) “Adjusted EPS” means Adjusted Net Income divided by diluted weighted average shares for the applicable Measurement Period. Adjusted Net Income is calculated in the manner that the Administrator determines to be appropriate to exclude certain items for the period that the Company does not consider indicative of its ongoing performance and certain unusual items impacting results in a particular period, as set out in the Company’s quarterly earnings presentation material. For purposes of the PSU’s, Adjusted EPS are as described further on Exhibit B attached hereto. Adjusted EPS will only be a Performance Objective for the Second Measurement Period. Adjusted EPS numerical goals for the applicable Measurement Period may be adjusted by the Administrator, in its discretion, to reflect the impact of acquisitions or divestitures by the Company during each such Measurement Period.

(vi) “Adjusted EBITDA” means EBITDA, as adjusted by the Administrator to remove one-time, irregular, non-recurring or other items identified by the Administrator. Adjusted EBITDA is calculated in the manner that the Administrator determines to be appropriate to exclude certain items for the period that the Company does not consider indicative of its ongoing performance and certain unusual items impacting results in a particular period, as set out in the Company’s quarterly earnings presentation material. For purposes of the PSUs, Adjusted EBITDA performance targets are as described further on Exhibit B attached hereto. Adjusted EBITDA will only be a Performance Objective for the Second Measurement Period. Adjusted EBITDA numerical goals for the applicable Measurement Period may be adjusted by the Administrator, in its discretion, to reflect the impact of acquisitions or divestitures by the Company during each such Measurement Period.”
7.The Performance Measures description in the Notice is hereby amended by deleting it in its entirety and replacing it with the following:
“First Measurement Period - Consolidated Revenue (50%) and Adjusted EBITDA Margin % (50%) for the First Measurement Period, as set forth in Article II of the Agreement.
Second Measurement Period - Adjusted EPS (50%) and Adjusted EBITDA (50%) for the combined two years of the Second Measurement Period, as set forth in Article II of the Agreement.
Performance Period - Three-Year TSR Modifier applied to the Three-Year Average Percent, as set forth in Article II of the Agreement.”
8.Section 1 of the Calculation is hereby amended by deleting it in its entirety and replacing it with the following:
“1. (A) Calculate the Performance Objectives for the First Measurement Period: The performance payout range for the Measurement Period Performance Objectives for the First Measurement Period is 0% to 200% of the Target Number of Units Granted with respect to the First Measurement Period, with Consolidated Revenue and Adjusted EBITDA Margin % each equally weighted at 50% for such Measurement Period. If, for the First Measurement Period, Consolidated Revenue and/or Annual EBITDA Margin %, as applicable, is between “Threshold” and “Target” or “Target” and “Maximum” performance (as set forth in the Metrics Summary), the payout percent with respect to Consolidated Revenue and/or Adjusted EBITDA Margin %, as applicable, for such First Measurement Period will be determined using straight-line interpolation between performance ranges between “Threshold” and “Target”, or between “Target” and “Maximum”, as applicable, based on the actual achievement of Consolidated Revenue and Adjusted EBITDA Margin %, as applicable, for the First Measurement Period.
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1. (B) Calculate the Performance Objectives for the Second Measurement Period: The performance payout range for the Measurement Period Performance Objectives for the Second Measurement Period is 0% to 200% of the Target Number of Units granted with respect to the Second Measurement Period, with Adjusted EPS and Adjusted EBITDA each equally weighted at 50% for such Second Measurement Period. If, for the Second Measurement Period, Adjusted EPS and/or Adjusted EBITDA, as applicable, is between “Threshold” and “Target” or “Target” and “Maximum” performance (as set forth in the Metrics Summary), the payout percent with respect to the Adjusted EPS and/or Adjusted EBITDA, as applicable, for the Second Measurement Period will be determined using straight-line interpolation based on the actual achievement of the Adjusted EPS and Adjusted EBITDA, as applicable, for the Second Measurement Period.”

9.Section 2 of the Calculation is hereby amended by deleting it in its entirety and replacing it with the following:

“2. Calculate the Three-Year Average Percent: Calculate the Three-year Average Percent by calculating the weighted average of the payout percentages of the two Measurement Periods (i.e., (1/3 x First Measurement Period payout percentage) + (2/3 x Second Measurement Period payout percentage)). If the Three-Year Average Percent does not meet “Threshold”, no Shares will vest under this Agreement regardless of the TSR Rank.”

10.The Calculation is hereby amended by deleting the last paragraph thereof in its entirety and replacing it with the following:
“The Measurement Period Performance Objectives (including the Target) and associated payouts may be adjusted by the Administrator in its discretion due to (i) unforeseen changes to the macroeconomic business environment, (ii) unanticipated regulatory change or (iii) changes in US GAAP or the application thereof that would materially affect the Measurement Period Performance Objectives.”
11.Except as amended herein, the provisions of the Notice, Unit Agreement and Calculation shall continue in full force and effect.
By Participant’s submission of electronic acceptance or, if required by applicable law, by the Participant’s signature, Participant agrees to be bound by the terms of this Amendment. Participant has reviewed the Amendment in its entirety, has had an opportunity to obtain the advice of counsel prior to executing and accepting this Amendment and fully understands all provisions of the Amendment. Participant hereby agrees to accept as final and binding all decisions or interpretations of the Administrator upon any questions arising under this Amendment.
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The parties have signed this Amendment effective as of January 1, 2023.

Duly authorized and executed for and on behalf of Company	Duly authorized and executed for and on behalf of Participant
By:	By:
Name:	Name:
Date:	Date:

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CLARIVATE PLC
2019 INCENTIVE AWARD PLAN

PERFORMANCE SHARE UNIT GRANT NOTICE
Capitalized terms not specifically defined in this Performance Share Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the 2019 Incentive Award Plan (as amended from time to time, the “Plan”) of Clarivate Plc (the “Company”).
The Company has granted to the participant listed below (“Participant”) the Restricted Share Units described in this Grant Notice which vest based on the achievement of performance criteria (the “PSUs”), subject to the terms and conditions of the Plan, the Performance Share Unit Agreement attached as Exhibit A (the “Agreement”), and the Global Appendix (the “Appendix”), all of which are incorporated into this Grant Notice by reference.

Participant: Employee ID: Grant Number:
Grant Date:
Number of PSUs granted at “Target” performance level (Target Number of Units Granted):
Vesting Schedule:	PSUs shall vest as set forth in Article II of the Agreement
Performance Measures
First Measurement Period - Consolidated Revenue (50%) and Adjusted EBITDA Margin % (50%) for the First Measurement Period, as set forth in Article II of the Agreement.
Second Measurement Period - Adjusted EPS (50%) and Adjusted EBITDA (50%) for the combined two years of the Second Measurement Period, as set forth in Article II of the Agreement.
Performance Period - Three-Year TSR Modifier applied to the Three-Year Average Percent, as set forth in Article II of the Agreement.

By Participant’s submission of electronic acceptance or, if required by applicable law, by the Participant’s signature, Participant agrees to be bound by the terms of this Grant Notice, the Plan, the Agreement and the Appendix. Participant has reviewed the Plan, this Grant Notice, the Agreement and the Appendix in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this
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Grant Notice, the Agreement and the Appendix. Participant hereby agrees to accept as final and binding all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice, the Agreement or the Appendix.

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EXHIBIT A
TO PERFORMANCE SHARE UNIT GRANT NOTICE
PERFORMANCE SHARE UNIT AGREEMENT
Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.
ARTICLE I.
GENERAL

Section 1.1	Award of PSUs and Dividend Equivalents.
(a) The Company has granted the PSUs to Participant effective as of the grant date set forth in the Grant Notice (the “Grant Date”). Each PSU represents the right to receive one Share as set forth in this Agreement. Participant will have no right to the distribution of any Shares until the time (if ever) the PSUs have vested in accordance with the terms of this Agreement.
(b) The Company hereby grants to Participant, with respect to each PSU, a Dividend Equivalent for ordinary cash or Share dividends paid to substantially all holders of outstanding Shares with a record date after the Grant Date and prior to the date the applicable PSU is settled, forfeited, or otherwise expires. Each Dividend Equivalent entitles Participant to receive the equivalent value of any such ordinary cash or Share dividend paid on a single Share. Dividend Equivalents shall be paid in the form of Shares to Participant on the date on which the Shares underlying the PSUs are distributed to Participant based on the Company’s actual achievement of the Performance Objectives for the full Performance Period; provided that no Dividend Equivalents shall be payable with respect to any PSUs that are forfeited. In the case of ordinary Share dividends, the number of Dividend Equivalents will equal the number of Shares Participant would have received on the applicable dividend payment date with respect to the number of Shares underlying the unvested PSUs on such date. In the case of ordinary cash dividends, the number of Dividend Equivalents will equal the number of Shares the Participant would have received if the amount of cash was reinvested in Shares on the applicable dividend payment date with respect to the number of Shares underlying the unvested PSUs on such date. Dividend Equivalents will vest or be forfeited, as applicable, upon the vesting or forfeiture of the PSU with respect to which the Dividend Equivalent relates.

Section 1.2	No Rights as a Shareholder.
Participant shall have no voting rights or any other rights as a shareholder of the Company with respect to the PSUs unless and until Participant becomes the record owner of the Shares underlying the PSUs.

Section 1.3	Incorporation of Terms of Plan.
The PSUs are subject to the terms and conditions set forth in this Agreement, the Appendix and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

Section 1.4	Unsecured Promise.

The PSUs and Dividend Equivalents will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.
ARTICLE II.
VESTING; FORFEITURE AND SETTLEMENT

Section 2.1	Vesting; Forfeiture.
(a) Vesting. The “Performance Period” means the three-year period beginning on January 1, 2022 and ending on December 31, 2024. The Performance Period consists of two “Measurement Periods”. The First Measurement Period begins on January 1, 2022 and ends on December 31, 2022 (the “First Measurement Period”). The Second Measurement Period begins on January 1, 2023 and ends on December 31, 2024 (the “Second Measurement Period”). Subject to Section 2.1(e) below, the PSUs will vest to the extent the performance objectives described in Sections 2.1(b)(A) below (together, the “Measurement Period Performance Objectives”) are satisfied with respect to each Measurement Period, with the two components of the Measurement Period Performance Objectives for each Measurement Period equally weighted at fifty percent (50%). Following the conclusion of the Performance Period, the vesting percentages for the two Measurement Periods will be averaged to determine the actual percentage of the PSUs that will vest under this Agreement (such resulting percentage, the “Three-Year Average Percent”). Thereafter, the performance modifier described in Section 2.1(b)(B) below will be applied to that number of PSUs that would otherwise have vested based on the Three-Year Average Percent (the performance objectives described in Sections 2.1(b)(A) and 2.1(b)(B) below, the “Performance Objectives”). The resulting number of PSUs will thereafter become vested and free of restrictions in accordance with Sections 2.1(c) and 2.1(d) below.
(b)     Performance Objectives.

(A) The Administrator has established Measurement Period Performance Objectives for the PSUs as follows:

•For the First Measurement Period to be Consolidated Revenue (as defined below) and Adjusted EBITDA Margin % (as defined below) of the Company during such First Measurement Period. The numerical goals for Consolidated Revenue and Adjusted EBITDA Margin % will be provided to the Participant in a separate written communication from the Company (the “Metrics Summary”).

•For the Second Measurement Period to be Adjusted EPS (as defined below) of the Company during the Second Measurement Period and Adjusted EBITDA (as defined below) of the Company during the Second Measurement Period. The numerical goals for Adjusted EPS and Adjusted EBITDA will be provided to the Participant in the Metrics Summary.
(B) In addition to the Measurement Period Performance Objectives set forth above, for the Performance Period, the performance modifier shall be the total shareholder return (“TSR”) of the Company compared to the companies that are included in the Standard & Poor’s 500 Index (the “S&P 500 Index”) at the beginning of the TSR Rank Measurement Period (as defined below) (the “Three-Year TSR Modifier”). The numerical goals for the Three-Year TSR Modifier will be provided to the Participant in the Metrics Summary.
(C) Definitions.
(i) “Consolidated Revenue” is calculated consistent with how the Company calculates consolidated revenue and reports in the Company’s Annual Report on Form 10-K for each applicable year during the Performance Period. For purposes of the PSUs, Consolidated Revenue performance targets are as described further on Exhibit B attached hereto.

Consolidated Revenue numerical goals for the applicable Measurement Period will be adjusted by the Administrator, in its discretion, to reflect the pro forma impact of acquisitions or divestitures by the Company during such Measurement Period.
(ii) “Adjusted EBITDA Margin %” is calculated consistent with how the Company calculates adjusted EBITDA margin % as reported in the Company’s Annual Report on Form 10-K for each applicable year during the Performance Period. For purposes of the PSUs, Adjusted EBITDA Margin % performance targets are as described further on Exhibit B attached hereto. Adjusted EBITDA Margin % will be Adjusted EBITDA Margin % for the First Measurement Period. Adjusted EBITDA Margin % for the applicable Measurement Period may be adjusted by the Administrator, in its discretion, to reflect the impact of acquisitions or divestitures by the Company during each such Measurement Period.
(iii) “TSR Rank” for the Performance Period means the aggregate TSR of Company Shares over the period beginning on January 1, 2022 and ending on December 31, 2024 (the “TSR Rank Measurement Period”), compared to the TSR over the same period for companies that are included in the Standard & Poor’s 500 Index (the “S&P 500 Index”) at the beginning of the TSR Rank Measurement Period. For purposes of the determination of TSR Rank hereunder, whether companies in the S&P 500 Index that undergo corporate transactions or otherwise experience significant corporate changes during the TSR Rank Measurement Period remain in the S&P 500 Index will be determined as follows:

●	S&P Company 1 merges with or acquires S&P Company 2, where S&P Company 1 is surviving entity = S&P Company 1 stays, S&P Company 2 is removed
●	S&P Company merges with or acquires another S&P Company, where entirely new company is established = Committee’s discretion
●	S&P Company merges with or acquires a Non-S&P Company, where S&P Company is surviving entity = S&P Company stays
●	S&P Company merges with or acquires a Non-S&P Company, where S&P Company is not surviving entity = S&P Company is removed
●	S&P Company declares Bankruptcy = S&P Company stays with TSR of -100%
●	S&P Company spins out a portion of business, but Parent Company remains the same S&P Company = S&P Company stays with Reinvested Dividend
●	S&P Company spins out a portion of business, and spun-out entity replaces S&P Company = Surviving S&P Company stays
●	S&P Company's Ticker Changes = S&P Company stays

TSR will be calculated using a beginning price equal to the average price of Company Shares and the S&P 500 Index over the period of twenty (20) trading days immediately prior to January 1, 2022 and an ending price equal to the average price over the period of twenty (20) trading days immediately prior to December 31, 2024, and accounting for reinvestment of any dividends over this period. For purposes of this provision, TSR will be calculated using the average of the closing prices for the applicable periods.
(iv) “Target Number of Units Granted” means the number of PSUs granted at “Target” performance level as stated in the Grant Notice. The Target Number of Units Granted represents Shares that will be earned should the Three-Year Average Percent be met at a “Target” performance level and the Company’s TSR Rank achieves at the 50th percentile and the Participant remains employed through the Determination Date, except as otherwise provided in Section 2.1(e) below.

(v) “Adjusted EPS” means Adjusted Net Income divided by diluted weighted average shares for the applicable Measurement Period. Adjusted Net Income is calculated in the manner that the Administrator determines to be appropriate to exclude certain items for the period that the Company does not consider indicative of its ongoing performance and certain unusual items impacting results in a particular period, as set out in the Company’s quarterly earnings presentation material. For purposes of the PSUs, Adjusted EPS is as described further on Exhibit B attached hereto. Adjusted EPS will only be a Performance Objective for the Second Measurement Period. Adjusted EPS numerical goals for the applicable Measurement Period may be adjusted by the Administrator, in its discretion, to reflect the impact of acquisitions or divestitures by the Company during each such Measurement Period.
(vi) “Adjusted EBITDA” means EBITDA, as adjusted by the Administrator to remove one-time, irregular, non-recurring or other items identified by the Administrator. Adjusted EBITDA is calculated in the manner that the Administrator determines to be appropriate to exclude certain items for the period that the Company does not consider indicative of its ongoing performance and certain unusual items impacting results in a particular period, as set out in the Company’s quarterly earnings presentation material. For purposes of the PSUs, Adjusted EBITDA performance targets are as described further on Exhibit B attached hereto. Adjusted EBITDA will only be a Performance Objective for the Second Measurement Period. Adjusted EBITDA numerical goals for the applicable Measurement Period may be adjusted by the Administrator, in its discretion, to reflect the impact of acquisitions or divestitures by the Company during each such Measurement Period.
(c) Performance-Based Vesting. Subject to Sections 2.1(d) and 2.1(e) below, the PSUs that will vest and become free of restrictions following the conclusion of the Performance Period will be calculated as set forth on Exhibit B attached hereto. The calculation provided on Exhibit B may allow for the partial or full vesting of the PSUs based upon the level of achievement of the Performance Objectives.
(d) Administrator Determination. Subject to Section 2.1(e) below, the PSUs will vest and become free of restrictions on the date the Administrator determines in writing that the Performance Objectives were, in fact, satisfied, which determination will be made on such date specified by the Administrator, but in no event more than ninety (90) days after the last day of the Performance Period (such date, the “Determination Date”).
(e) Termination of Service. Subject to Section 2.1(f), in the event of Participant’s Termination of Service prior to the Determination Date for any reason other than Participant’s death or Disability, all unvested PSUs will immediately and automatically be cancelled and forfeited, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company. In the event of Participant’s Termination of Service prior to the Determination Date due to death or Disability, all unvested PSUs shall become immediately vested in full and all restrictions shall lapse upon such Termination of Service to the extent as if all Performance Objectives have been fully satisfied at “Target” performance level. Notwithstanding the foregoing, in the event of the Participant’s Termination of Service by the Company or any Subsidiary for Cause, the Administrator, in its discretion, may immediately and automatically cancel all vested PSUs for no consideration and, in such event, any Shares or any amounts or benefits arising from the PSUs held by the Participant shall be returned to the Company.
(f) Change in Control. If, within twelve (12) months following a Change in Control (as defined below) that is not a Liquidity Event, the PSUs (or a substitute award) remain outstanding and the Participant incurs a Termination of Service without Cause (including, for the avoidance of doubt, due to death or Disability), all unvested PSUs (or a substitute award) shall become immediately vested in full and all restrictions shall lapse upon such Termination of Service to the extent as if all Performance Objectives had been met at a performance level to be determined by the Administrator at the time of the Change in Control.

For purposes of this Agreement, “Change in Control” means the occurrence of any one or more of the following events:
(i) any person (as defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, “Person”), other than (A) any employee plan established by the Company or any Subsidiary, (B) the Company or any of its affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an entity owned, directly or indirectly, by shareholders of the Company in substantially the same proportions as their ownership of the Company, is (or becomes, during any 12-month period) the beneficial owner (as defined in Rule 13d-3 under the Exchange Act, “Beneficial Owner”), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 50% or more of the total voting power of the stock of the Company; provided that the provisions of this subsection (i) are not intended to apply to or include as a Change in Control any transaction that is specifically excepted from the definition of Change in Control under subsection (iii) below;
(ii) a change in the composition of the Board such that, during any 12-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute at least 50% of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors immediately prior to the date of such appointment or election shall be considered as though such individual were a member of the Existing Board; provided further, that, notwithstanding the foregoing, no individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act or successor statutes or rules containing analogous concepts) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, shall in any event be considered to be a member of the Existing Board;
(iii) the consummation of a merger, amalgamation or consolidation of the Company with any other corporation or other entity, or the issuance of voting securities in connection with such a transaction pursuant to applicable stock exchange requirements; provided that immediately following such transaction the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such transaction or parent entity thereof) 50% or more of the total voting power and total fair market value of the Company’s stock (or, if the Company is not the surviving entity of such merger or consolidation, 50% or more of the total voting power and total fair market value of the stock of such surviving entity or parent entity thereof); and provided, further, that such a transaction effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 50% or more of either the then-outstanding Shares or the combined voting power and total fair market value of the Company’s then-outstanding voting securities shall not be considered a Change in Control; or
(iv) the sale or disposition by the Company of all or substantially all of the Company’s assets in which any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.
Notwithstanding the foregoing, (A) no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of the Company immediately prior to such transaction or series of transactions and (B) no Change in Control shall be deemed to have occurred upon the acquisition of additional control of the Company by any Person that is considered to effectively control the Company. In no event will a Change in Control be deemed to have occurred if any Participant is part of a “group” within the meaning of Section 13(d)(3) of the Exchange Act that effects a Change in Control. Notwithstanding the foregoing or any provision of this Agreement to the contrary, for any Award that provides for accelerated distribution on a Change in Control of amounts that constitute “deferred compensation” (as defined in Section 409A of the Code), if the event that constitutes such Change in Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A of the Code), such amount shall not be distributed on such Change in Control but instead shall vest as of such Change in Control and shall be distributed on the scheduled payment date specified in the applicable Award Agreement, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring interest or additional tax under Section 409A of the Code.

Section 2.2	Settlement.
PSUs and Dividend Equivalents (including any Dividend Equivalent Account balance) will be paid in Shares at the Company’s option as soon as administratively practicable after the vesting of the applicable PSU, but in no event more than sixty (60) days after the Determination Date. Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Laws until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)); provided the Company reasonably believes the delay will not result in the imposition of any additional taxes under Section 409A.
ARTICLE III.
TAXATION AND TAX WITHHOLDING

Section 3.1	Representation.
The Participant is hereby advised to consult with the Participant’s own tax advisors in respect of any tax consequences arising in connection with the PSUs and the Dividend Equivalents.

Section 3.2	Tax Withholding.
(a) The Company has the right to withhold any applicable federal, state and local tax that becomes due with respect to the PSUs and the Dividend Equivalents and take such action as it deems appropriate to ensure that all applicable withholding, income or other taxes are withheld or collected from the Participant.
(b) Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the PSUs and the Dividend Equivalents, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the PSUs or Dividend Equivalents. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting, settlement or payment of the PSUs or the Dividend Equivalents or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the PSUs or Dividend Equivalents to reduce or eliminate Participant’s tax liability.

ARTICLE IV.
OTHER PROVISIONS

Section 4.1	Prohibited Activities.
Participant acknowledges and agrees that the Company and its Subsidiaries are engaged in the highly competitive business of intellectual property services and consulting, as well as providing information solutions to assist professionals at every stage of research and development and ensure they maintain and extract maximum value from their intellectual assets. The Company’s and its Subsidiaries’ involvement in these businesses has required and continues to require the expenditure of substantial amounts of money and the use of skills developed over long periods of time. As a result of these investments of money, skill and time, the Company and its Subsidiaries have developed and will continue to develop certain valuable Trade Secrets and Confidential Information (each as defined below) that are unique to the Company’s and its Subsidiaries’ businesses and the disclosure of which would cause the Company and its Subsidiaries great and irreparable harm. These investments also give the Company and its Subsidiaries a competitive advantage over companies that have not made comparable investments and that otherwise have not been as successful as the Company and its Subsidiaries in developing their businesses. Participant acknowledges and agrees that given Participant’s position and resultant responsibilities with the Company and its Subsidiaries and Participant’s access to Trade Secrets and Confidential Information, Participant has or will become intertwined with the goodwill the Company and its Subsidiaries have developed, cultivated and maintained within its highly competitive industry and with its customers and prospective customers and that Participant’s engaging in any business that is directly competitive with the Company and its Subsidiaries would cause it great and irreparable harm. Accordingly and in consideration of and as a condition to the grant of the PSUs, Participant agrees to the following covenants set forth in this Section 4.1. Subject to Section 4.2, the Participant’s breach of any of the covenants contained in this Section 4.1 or any non-competition, non-solicitation, confidentiality, non-disparagement, assignment of inventions or other intellectual property agreement to which the Participant may be a party with the Company or any Subsidiary, in addition to whatever other equitable relief or monetary damages to which the Company or any Subsidiary may be entitled, shall result in automatic rescission, forfeiture, cancellation or return of any Shares (whether or not vested) and any amounts or benefits arising from this Award held by the Participant.

(a)	Nondisclosure of Proprietary Information.
(i) Except in connection with the faithful performance of Participant’s duties as a Service Provider or pursuant to Section 4.1(a)(iii), Section 4.1(a)(iv) or Section 4.2, Participant shall, in perpetuity, maintain in confidence and shall not directly, indirectly or otherwise, use, disseminate, disclose or publish, or use for Participant’s benefit or the benefit of any person, firm, corporation or other entity (other than the Company or any Subsidiary) any Confidential Information or Trade Secrets, or deliver to any person, firm, corporation or other entity any document, record, notebook, computer program or similar repository of or containing any such Confidential Information or Trade Secrets. For purposes of this Agreement, “Confidential Information” shall mean information that the Company or its Subsidiaries have obtained in connection with its present or planned business, including information Participant developed in the performance of Participant’s service as a Service Provider, the disclosure of which could result in a competitive or other disadvantage to the Company or its Subsidiaries. “Confidential Information” includes some of the Company’s and its Subsidiaries’ most valuable assets, such as: innovations, inventions and ideas, including patentable or copyrightable subject matter; pricing policies; business plans and outlooks; brand formulations; nonpublic financial results; new product developments or plans; customer lists; author or consultant contracts; subscription lists; software or computer programs; merger, acquisition or divestiture plans; personnel acquisition plans or major management changes; and Trade Secrets (as defined below). Confidential Information includes all information received by the Company or its Subsidiaries under an obligation of confidentiality to another person or entity. The Participant and the

Company and its Subsidiaries hereby stipulate and agree that, as between them, any item of Confidential Information or Trade Secrets is important, material and confidential and affects the successful conduct of the businesses of the Company and its Subsidiaries (and any successor or assignee of the Company and its Subsidiaries). Notwithstanding the foregoing, Confidential Information shall not include any information that (i) has been published or is in the future published in a form generally available to the public, (ii) is or becomes publicly available or (iii) has become or becomes public knowledge prior to the date Participant proposes to disclose or use such information; provided that such publishing or public availability or knowledge of the Confidential Information shall not have resulted from Participant directly or indirectly breaching Participant’s obligations under this Section 4.1(a) or any other similar provision by which Participant is bound. For the purposes of the previous sentence, Confidential Information will not be deemed to have been published or otherwise disclosed merely because individual portions of the information have been separately published, but only if material features comprising such information have been published or become publicly available. For purposes of this Agreement, “Trade Secrets” shall mean all forms and types of financial, business, scientific, technical, economic or engineering information, including patterns, plans, compilations, program devices, formulas, designs, prototypes, methods, techniques, processes, procedures, programs or codes, whether tangible or intangible, and whether or how stored, compiled or memorialized physically, electronically, graphically, photographically or in writing by the Company or its Subsidiaries. The Company confirms, and Participant understands, that the Company or a Subsidiary is the owner of its Trade Secrets, that the Company or its Subsidiary has taken reasonable steps, under the circumstances, to protect and maintain the secrecy of its Trade Secrets, and that the Company or its Subsidiary derives economic value, both tangible and intangible, from its Trade Secrets.
(ii) Upon the Participant’s Termination of Service for any reason, Participant will promptly deliver to the Company all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents or property concerning the Company’s or any Subsidiary’s customers, business plans, marketing strategies, products, property or processes.
(iii) Participant may respond to a lawful and valid subpoena or other legal process but shall (i) give the Company the earliest possible notice thereof, (ii) as much in advance of the return date as possible, make available to the Company and its counsel the documents and other information sought and (iii) assist such counsel at the Company’s expense in resisting or otherwise responding to such process, in each case, to the extent permitted by Applicable Laws or rules.
(iv) Nothing in this Agreement shall prohibit Participant from (i) disclosing information and documents when required by law, subpoena or court order (subject to the requirements of Section 4.1(a)(iii) above), (ii) disclosing information and documents to Participant’s attorney or financial or tax advisor for the purpose of securing legal, financial or tax advice, (iii) disclosing Participant’s post-service restrictions in this Agreement in confidence to any potential new service recipient, or (iv) retaining, at any time, Participant’s personal correspondence, Participant’s personal contacts and documents related to Participant’s own personal benefits, entitlements and obligations.

(b)	Inventions.
All rights to discoveries, inventions, improvements, innovations, ideas, designs, copyrightable materials, trademarks, and other technology and rights (including all data and records pertaining thereto) related to the business of the Company or any Subsidiary, whether or not patentable, copyrightable, registrable as a trademark, or reduced to writing, that Participant may discover, invent or originate either alone or with others and whether or not during working hours or by the use of the facilities of the Company or any Subsidiary during the period in which Participant is a Service Provider (the “Term”), and if based on Confidential Information, after the Term (“Inventions”), shall be the exclusive property of the Company and, to the maximum extent permitted by Applicable Laws, shall be deemed “works made for hire” as the term is used in the United States Copyright Act or other Applicable Laws. To the extent that any Invention is not deemed a “work made for hire” or Participant otherwise retains any right, title or interest with respect to any Invention, Participant hereby irrevocably assigns and otherwise transfers to the Company the entire worldwide right, title, and interest in and to such Inventions. Participant shall promptly disclose all such Inventions to the Company and shall execute at the Company’s request any assignments or other documents the Company may deem reasonably necessary to protect or perfect its rights therein. Upon reasonable request, Participant shall assist the Company, at the Company’s expense (but without further or additional compensation), in obtaining, defending and enforcing the Company’s rights in the Inventions. Participant hereby appoints the Company as Participant’s attorney-in-fact to execute on Participant’s behalf any assignments or other documents reasonably deemed necessary by the Company to protect or perfect its rights to any Inventions.

(c)	Non-Competition and Non-Solicitation.
Participant acknowledges and agrees that Participant will be subject to the covenants as set forth in the non-competition and non-solicitation agreement or other arrangement entered into by and between Participant and the Company or its Subsidiary (the “Non-Competition and Non-Solicitation Agreement”), which is incorporated herein by reference. Notwithstanding the foregoing, if Participant is a resident of any jurisdiction where the covenants contained in the Non-Competition and Non-Solicitation Agreement are not enforceable against Participant or are void as a matter of law, in each case, under Applicable Laws of such jurisdiction, Participant shall not be subject to such covenants contained in the Non-Competition and Non-Solicitation Agreement.

(d)	Non-Disparagement.
Subject to Section 4.2, the Participant agrees, during the Term and following the Participant’s Termination of Service, to refrain from Disparaging (as defined below) the Company and its Subsidiaries, including, without limitation, any of the Company’s services, technologies or practices, or any of their directors, officers, agents, representatives or stockholders, either orally or in writing. Nothing in this paragraph shall preclude Participant from making truthful statements that are reasonably necessary to comply with Applicable Laws, regulation or legal process, or to defend or enforce Participant’s rights under this Agreement. For purposes of this Agreement, “Disparaging” means making remarks, comments or statements, whether written or oral, that impugn the character, integrity, reputation or abilities of the person being disparaged.

Section 4.2	Whistleblower Protection; Defend Trade Secrets Act.
(a) Nothing in this Agreement or otherwise limits the Participant’s ability to communicate directly with and provide information, including documents, not otherwise protected from disclosure by any Applicable Laws or privilege to the Securities and Exchange Commission (the “SEC”), any other federal, state or local governmental agency or commission (“Government Agency”) or self-regulatory organization regarding possible legal violations, without disclosure to the Company. The Company may not retaliate against the Participant for any of these activities, and nothing in this Agreement requires the Participant to waive any monetary award or other payment that the Participant might become entitled to from the SEC or any other Government Agency or self-regulatory organization.
(b) Further, nothing in this Agreement precludes the Participant from filing a charge of discrimination with the Equal Employment Opportunity Commission or a like charge or complaint with a state or local fair employment practice agency. However, once this Agreement becomes effective, the Participant may not receive a monetary award or any other form of personal relief from the Company in connection with any such charge or complaint that the Participant filed or is filed on the Participant’s behalf.

(c) Pursuant to the Defend Trade Secrets Act of 2016, the parties hereto acknowledge and agree that the Participant shall not have criminal or civil liability under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition and without limiting the preceding sentence, if the Participant files a lawsuit for retaliation by the Company for reporting a suspected violation of law as contemplated by the preceding sentence, the Participant may disclose the relevant trade secret to his attorney and may use such trade secret in the ensuing court proceeding, if the Participant (X) files any document containing such trade secret under seal and (Y) does not disclose such trade secret, except pursuant to court order.

Section 4.3	Data Protection.
Participant acknowledges and agrees that the Company and any other third-party administrator designated by the Company to maintain the Plan through an electronic system may process sensitive and personal data of Participant in connection with the administration and maintenance of the Plan, including: Participant’s name, address, telephone number, e-mail address, tax identification number, family size, marital status, sex, beneficiary information, emergency contacts, passport or visa information, language skills, driver’s license information, birth certificate or employee identification information. The lawful persons for whom the Participant's personal data are intended and with whom such personal data may be shared are the Company, the third-party administrator designated by the Company to maintain the Plan through an electronic system (as selected by the Company from time to time), legal counsel to the Company (as selected by the Company from time to time), the Company’s accountants (as selected by the Company from time to time) and any other person that the Company may find in its administration or maintenance of the Plan to be appropriate. For additional information regarding how the Company may collect, use and process Participant’s personal data and the manner in which the Company does so, Participant shall refer to Clarivate Analytics Employee Privacy Notice.

Section 4.4	Third Party Administrator; Electronic Delivery.
The Company may, in its sole discretion, decide to deliver any documents related to the PSUs to Participant by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant consents to receive any such documents by electronic delivery and, if requested by the Company, agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third-party administrator designated by the Company.

Section 4.5	Adjustments.
Participant acknowledges that the PSUs, the Shares subject to the PSUs and the Dividend Equivalents are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

Section 4.6	Notices.
Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section 4.6, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.

Section 4.7	Titles.
Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 4.8	Conformity to Securities Laws.
Participant acknowledges that the Plan, the Grant Notice, the Appendix and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.

Section 4.9	Successors and Assigns.
The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

Section 4.10	Limitations Applicable to Section 16 Persons.
Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, the Appendix, this Agreement, the PSUs and the Dividend Equivalents will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

Section 4.11	Entire Agreement.
The Plan, the Grant Notice, the Appendix and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, except for the Non-Competition and Non-Solicitation Agreement.

Section 4.12	Agreement Severable.
If any provision of the Grant Notice, the Appendix or this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties hereto shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties hereto that the Grant Notice, the Appendix and this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives. The illegality, unenforceability or invalidity of any provision of the Grant Notice, the Appendix or this Agreement shall not affect the legality, enforceability or validity of any other provision of the Grant Notice, the Appendix or this Agreement.

Section 4.13	Limitation on Participant’s Rights.
Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the PSUs and Dividend Equivalents, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the PSUs and Dividend Equivalents, as and when settled pursuant to the terms of this Agreement.

Section 4.14	Not a Contract of Employment.
Nothing in the Plan, the Grant Notice, the Appendix or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

Section 4.15	Not Salary, Pensionable Earnings or Base Pay.

The Participant acknowledges that the PSUs shall not be included in or deemed to be a part of (a) salary, normal salary or other ordinary compensation, (b) any definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of the Participant under any pension, retirement, termination or dismissal indemnity, severance benefit, retirement indemnity or other benefit arrangement of the Company or any Subsidiary or (c) any calculation of base pay or regular pay for any purpose.

Section 4.16	Section 409A.

The Plan, the Grant Notice, the Appendix and this Agreement and the PSUs granted hereunder are intended to comply with the requirements of, or be exempt from, Section 409A of the Code.  The provisions of this Agreement shall be interpreted in a manner that satisfies such requirements, and this Agreement shall be operated accordingly. To the extent that any provision of the Plan would cause a conflict with the requirements of Section 409A of the Code, or would cause the administration of the Plan to fail to satisfy the requirements of Section 409A of the Code, such provision shall be deemed null and void to the extent permitted by applicable law. In no event shall the Participant, directly or indirectly, designate the calendar year of payment. This Agreement may be amended without the consent of the Participant in any respect deemed by the Board to be necessary in order to preserve compliance with Section 409A of the Code.  No provision of this Agreement shall be interpreted to transfer any liability for a failure to comply with Section 409A from the Participant or any other Person to the Company, and in no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on the Participant pursuant to Section 409A of the Code.

Section 4.17	No Right to Future Awards.
Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

Section 4.18	Governing Law.

All matters arising out of or relating to this Agreement and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.

Section 4.19	Counterparts.
The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Laws, each of which will be deemed an original and all of which together will constitute one instrument.

* * * * *

EXHIBIT B
TO PERFORMANCE SHARE UNIT GRANT NOTICE
CALCULATION OF PSUS THAT WILL VEST

Subject to the provisions of the Grant Notice and the Agreement, the number of PSUs covered by this Agreement that will vest following the conclusion of the Performance Period (the “Final Adjusted Units”) will be determined by a four-step calculation:
1. (A) Calculate the Performance Objectives for the First Measurement Period: The performance payout range for the Measurement Period Performance Objectives for the First Measurement Period is 0% to 200% of the Target Number of Units Granted with respect to the First Measurement Period, with Consolidated Revenue and Adjusted EBITDA Margin % each equally weighted at 50% for such Measurement Period. If, for the First Measurement Period, Consolidated Revenue and/or Annual EBITDA Margin %, as applicable, is between “Threshold” and “Target” or “Target” and “Maximum” performance (as set forth in the Metrics Summary), the payout percent with respect to Consolidated Revenue and/or Adjusted EBITDA Margin %, as applicable, for such First Measurement Period will be determined using straight-line interpolation between performance ranges between “Threshold” and “Target”, or between “Target” and “Maximum, as applicable, based on the actual achievement of Consolidated Revenue and Adjusted EBITDA Margin %, as applicable, for the First Measurement Period.

1.(B) Calculate the Performance Objectives for the Second Measurement Period: The performance payout range for the Measurement Period Performance Objectives for the Second Measurement Period is 0% to 200% of the Target Number of Units granted with respect to the Second Measurement Period, with Adjusted EPS and Adjusted EBITDA each equally weighted at 50% for such Second Measurement Period. If, for the Second Measurement Period, Adjusted EPS and/or Adjusted EBITDA, as applicable, is between “Threshold” and “Target” or “Target” and “Maximum” performance (as set forth in the Metrics Summary), the payout percent with respect to the Adjusted EPS and/or Adjusted EBITDA, as applicable, for the Second Measurement Period will be determined using straight-line interpolation based on the actual achievement of the Adjusted EPS and Adjusted EBITDA, as applicable, for the Second Measurement Period.

2. Calculate the Three-Year Average Percent: Calculate the Three-year Average Percent by calculating the weighted average of the payout percentages of the two Measurement Periods (i.e., (1/3 x First Measurement Period payout percentage) + (2/3 x Second Measurement Period payout percentage)). If the Three-Year Average Percent does not meet “Threshold”, no Shares will vest under this Agreement regardless of the TSR Rank.

3. Calculate the Units Earned: The “Units Earned” will be determined by multiplying the Target Number of Units Granted by the Three-Year Average Percent as follows:

Target Number of Units Granted X Three-Year Average Percent
=
Units Earned

4. Apply the Three-Year TSR Modifier: The number of Final Adjusted Units will be determined by multiplying the Units Earned by the Three-Year TSR Modifier (as set forth in the Metrics Summary) as follows:
Units Earned X Three-Year TSR Modifier
=
Final Adjusted Units

1

If the Company’s Three-Year TSR Percentile Rank (as set forth in the Metrics Summary) is between the 25th and 50th percentiles or 50th and 75th percentiles, the Three-Year TSR Modifier will be determined using straight-line interpolation based on the Company’s actual Three-Year TSR Percentile Rank. If the aggregate TSR of the Company Shares over the TSR Rank Measurement Period is negative, then the Three-Year TSR Modifier cannot exceed 1.0x.
For avoidance of doubt, the Target Number of Units Granted as set forth on the Grant Notice reflects a total number in the event the Three-Year Average Percent is satisfied at “Target” performance level and the Company’s Three-Year TSR Percentile Rank is at the 50th Percentile.
The payout opportunity for the PSUs, combined in Steps 1 to 4, is 0% to 200% of Target. Notwithstanding the above and the numerical goals set forth in the Metrics Summary, the maximum payout opportunity for the PSUs (maximum number of Final Adjusted Units) cannot exceed 200% of Target.
The Measurement Period Performance Objectives (including the Target) and associated payouts may be adjusted by the Administrator in its discretion due to (i) unforeseen changes to the macroeconomic business environment, (ii) unanticipated regulatory change or (iii) changes in US GAAP or the application thereof that would materially affect the Measurement Period Performance Objectives.

B-2